Schedule A

                                  Turner Funds

                         Turner Concentrated Growth Fund
                             Turner Core Growth Fund
                           Turner Emerging Growth Fund
                          Turner Large Cap Growth Fund
                            Turner Midcap Growth Fund
                          Turner Small Cap Growth Fund
                           Turner New Enterprise Fund
                      Turner International Core Growth Fund
                          Turner Small Cap Equity Fund
                  Turner Quantitative Broad Market Equity Fund
                            Turner Midcap Equity Fund
                    Turner Quantitative Large Cap Value Fund
                              Turner Spectrum Fund